Exhibit 99.1

For release: July 1, 2013, 11:45 p.m. EDT	Contact: Mark Rittenbaum
503-684-7000

Greenbrier Reports Fiscal Third Quarter Results, Facilities Reductions and

Leadership Changes

Lake Oswego, Oregon, July 1, 2013 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported results for its third quarter ended May 31, 2013.

Third Quarter Financial Highlights

•	Net earnings, excluding a non-cash goodwill impairment charge, were $15.7 million, or $.50 per diluted share, on revenue of $433.7 million, for the third quarter.

•

A non-cash goodwill impairment charge of $71.8 million net of tax, or $2.60 per share, related to the Wheels, Repair & Parts segment, led to a net loss for the quarter of $56.0 million, or $2.10 per share.

•	Adjusted EBITDA for the quarter was $39.6 million, or 9.1% of revenue.

•	New railcar deliveries were 2,500 units in the third quarter.

•

Since September 1, 2012, Greenbrier has received broadly-based orders for 13,500 railcar units valued at almost $1.3 billion, of which 1,400 units were received during the first quarter, 4,500 units during the second quarter, 5,500 units during the third quarter and 2,100 units subsequent to the May 31, 2013 quarter end.

•

New railcar backlog as of May 31, 2013 was 14,200 units with an estimated value of $1.57 billion (average unit sale price of $111,000), compared to 11,700 units with an estimated value of $1.30 billion (average unit sales price of $111,000) as of February 28, 2013.

•	Proprietary Multi-Max™ automotive railcar was successfully launched in May.

•

Marine backlog totaled $1.6 million as of May 31, 2013. Subsequent to quarter end, orders for two additional smaller size marine vessels were received. Strong demand is building for transportation of crude oil by barge. Additionally, we are party to a letter of intent for 15 coal barges valued at $60 million, subject to significant permitting and other conditions.

Progress on Strategic Initiatives.

•	Company addresses margins and ROIC in its underperforming Wheels, Repair & Parts segment:

•	Leadership changes implemented: Rick Turner to lead Wheels & Strategic Execution; William Glenn to lead Repair & Parts.

•	Eight of 38 shop locations to be closed or sold; initiatives launched to significantly improve performance at six locations.

•	Actions expected to liberate $25 million of capital for this segment by December 31, 2013.

•

An additional $75 million of capital is expected to be liberated through working capital improvements of $25 million and refinements to the Company’s leasing model of $50 million; Company accelerates goal to achieve these capital efficiencies no later than February 28, 2014.

William A. Furman, president and chief executive officer, said, “We are encouraged by the growth of our diverse backlog and robust order activity, with orders in the third quarter for 5,500 railcar units. Since quarter end, we have received orders for an additional 2,100 railcar units, including a sizable double stack intermodal order for 1,500 units, about a third of which will be delivered in fiscal 2013, and the balance in fiscal 2014. Approximately 37% of the total 7,600 units ordered since March 1, 2013 are for tank cars in North America, with the remainder of the orders in this time period consisting of a broad range of railcar types including various sizes of covered hoppers, automotive products, gondola cars and double stack intermodal cars.”

Furman continued, “The automotive railcar market remains active and we are pleased by the enthusiastic customer response to Greenbrier’s proprietary Multi-Max™ automotive railcar introduced in May. We anticipate brighter prospects for intermodal railcar activity and downstream energy-related railcar products such as plastics, in fiscal 2014. Our marine outlook is also improving, driven by strong customer inquiries related to transportation of crude oil by barge. ”

“Company-wide, we are confident about our goals announced in April of improving gross margins by at least 200 basis points and liberating a minimum of $100 million of capital no later than August 31, 2014. We are gaining traction on this $100 million goal and are now accelerating the timing of it to February 28, 2014. In our Wheels, Repair & Parts segment, where we incurred a related $71.8 million net of tax goodwill impairment charge this quarter, we are taking decisive action with a focused effort to improve our performance both in the near term and over time. This action is expected to liberate $25 million of capital by December 31, 2013 and improve gross margin and ROIC. The planned sale or closing of the eight underperforming facilities in this segment by the end of the calendar year will eliminate a drag of approximately 100 basis points on segment gross margin and 30 basis points on Company-wide gross margin. While we are currently focused on operational execution, we also believe there are significant opportunities to streamline general and administrative costs. We will be taking initial steps to reduce these costs in the months ahead, and will announce specific reduction targets as part of our fourth quarter earnings release and 2014 outlook,” Furman added.

Furman concluded. “I remain confident in the long term strength of our integrated business model. A combination of factors however, including a slower than anticipated ramp up of tank car production at our GIMSA facility and near term softness in the intermodal market affected deliveries, revenue and gross margin for the third quarter. A $1.9 million pre-tax charge, ($1.6 million net of tax, or $.05 per share) related to certain balance sheet adjustments at a wheels and repair location also adversely impacted results for the quarter. We are addressing these issues head-on and expect our new management team to quickly impact results.”

Financial Summary

	Q3 FY13	Q2 FY13	Sequential Comparison – Main Drivers
Revenue	$433.7M	$423.2M	Up 2.5% due to favorable change in demand and product mix in Wheels, Repair & Parts
Gross margin	11.5%	11.4%	Up 10 bps attributable to favorable Manufacturing product mix
SG&A	$25.3M	$24.9M	Up due to certain employee-related costs and higher revenue-based fees to our joint venture partner in Mexico
Gain on disposition of equipment	$5.1M	$3.1M	Timing of sales fluctuates and is opportunistic; typically ranges from $1.0M—$5.0M per quarter
Goodwill impairment	$76.9M	—	Result of annual goodwill impairment test; associated with Wheels, Repair & Parts
Adjusted EBITDA	$39.6M	$36.2M	Up 9.4% principally due to higher gains on disposition of equipment and improved gross margin
Effective tax rate (excluding impairment)	32.9%	27.8%	34% annualized effective rate; difference due to certain discrete tax items
Net earnings excluding goodwill effect	$15.7M	$13.8M	Up due to higher EBITDA
Diluted EPS excluding goodwill effect	$0.50	$0.45
Economic EPS excluding goodwill effect	$0.56	$0.49	Excludes “if converted” impact of out-of-the-money bonds due 2018

Segment Summary

	Q3 FY13	Q2 FY13	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$284.6M	$294.0M	Down 3.2% due to lower deliveries
Gross margin	11.0%	10.7%	Up 30 bps attributable to favorable product mix
Deliveries	2,500	2,700	Down due to softness in intermodal demand and slower than anticipated tank car ramp up
Wheels, Repair & Parts
Revenue	$131.2M	$112.0M	Up 17.1% due to change in product mix, improved wheel volumes and sale of excess inventory
Gross margin	8.2%	7.9%	Up 30 bps due to favorable product mix
Leasing & Services
Revenue	$17.9M	$17.2M	Up 4.1% due to increased management services activity
Gross margin	45.2%	47.0%	Down due to lower average volume of rent-producing leased railcars for syndication
Lease fleet utilization	97.9%	97.5%

Strategic Initiatives

On April 4, 2013, Greenbrier presented its plan to increase gross margins by at least 200 basis points and reduce capital employed in its operations by at least $100 million before the end of its fiscal year 2014. The timing of the capital reduction goal has been accelerated to February 28, 2014. Definitive structural and leadership changes to its underperforming Wheels, Repair & Parts segment were announced today in a separate press release. These actions include the sale or closure of eight facilities and a commitment to significant improvements to six other underperforming sites, as well as the appointment of two new leaders of the segment. This reorganization is expected to improve gross margin and yield at least $25 million of capital by December 2013. The remaining $75 million of our capital liberation goals consists of working capital improvements of $25 million, primarily in Manufacturing, and refinements to our leasing model which will remove leasing assets from our balance sheet and generate at least $50 million of capital.

Business Outlook

Based on current business trends, including lower than anticipated demand for new intermodal railcars in 2013 and slower than anticipated ramp up of tank car production, management is revising its outlook for fiscal 2013. Management currently anticipates in 2013 that the Company’s new railcar deliveries will be between 11,750 and 12,250 units, revenue to be in the range of $1.75 to $1.80 billion, adjusted EBITDA to be in the range of $150 to $155 million

(excluding any restructuring costs), and net capital expenditures (gross capital expenditures less proceeds from lease fleet sales) to be reduced to approximately $25 million, down significantly from previous expectations of approximately $95 million. The Company also anticipates that cash restructuring costs associated with its facilities reductions and leadership changes announced today will be in the range of $3.0 – $5.0 million over the next 2 – 3 quarters. This range does not include future non-cash gains or losses from facilities reductions, as these amounts are not presently determinable.

Conference Call

Greenbrier will host a teleconference to discuss its third quarter results and the restructuring and reorganization of its Wheels, Repair & Parts segment. In conjunction with this news release and the news release detailing the Company’s reported results for its third quarter ended May 31, 2013, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	July 2, 2013

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through July 20, 2013, at 203-369-0134.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 36 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 9,400 railcars, and performs management services for approximately 228,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “designed to,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity;

fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies, production of new railcar types, or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Net earnings excluding goodwill effect, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding, Adjusted diluted earnings per common share and Economic earnings per share excluding goodwill are not financial measures under generally accepted accounting principles (GAAP). We define Net earnings excluding goodwill effect as Net earnings (loss) attributable to Greenbrier before goodwill impairment (after-tax).

We define Adjusted EBITDA as earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, goodwill impairment (pre-tax), depreciation and amortization.

We define Adjusted weighted average diluted common shares outstanding as Weighted average diluted common shares outstanding plus the dilutive effect of common stock equivalents related to warrants, restricted stock, restricted stock units and convertible notes to the extent that they are considered dilutive in the Adjusted diluted earnings per dilutive share calculation.

We define Economic earnings per common share excluding goodwill effect as Net earnings excluding goodwill effect divided by the sum of weighted average basic common shares outstanding, including the dilutive effect of restricted stock, restricted stock units and warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted EPS.

We define Diluted earnings per common share excluding goodwill effect as Net earnings excluding goodwill effect before interest and debt issuance costs (net of tax) on convertible notes divided by Adjusted weighted average diluted common shares outstanding. Net earnings excluding goodwill effect, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding, Diluted earnings per common share excluding goodwill effect and Economic earnings per common share excluding goodwill effect are performance measurement tools used by Greenbrier. You should not consider Net earnings excluding goodwill effect, Adjusted EBITDA, Adjusted weighted average diluted common shares outstanding, Diluted earnings per common share excluding goodwill effect and Economic earnings per common share excluding goodwill effect in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA, Diluted earnings per common share excluding goodwill effect and Economic earnings per common share excluding goodwill effect are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Diluted earnings per common share excluding goodwill effect and Economic earnings per common share excluding goodwill effect measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31, 2013	February 28, 2013	November 30, 2012	August 31, 2012	May 31, 2012
Assets
Cash and cash equivalents	$31,606	$55,637	$41,284	$53,571	$44,915
Restricted cash	8,906	8,899	7,322	6,277	6,089
Accounts receivable, net	162,352	144,933	163,385	146,326	172,086
Inventories	344,168	359,281	363,642	316,741	346,122
Leased railcars for syndication	71,091	36,198	54,297	97,798	66,776
Equipment on operating leases, net	332,924	344,576	362,522	362,968	334,872
Property, plant and equipment, net	197,779	194,887	186,715	182,429	172,729
Goodwill	57,416	134,316	137,066	137,066	137,066
Intangibles and other assets, net	79,364	86,194	79,500	81,368	84,693

	$1,285,606	$1,364,921	$1,395,733	$1,384,544	$1,365,348

Liabilities and Equity
Revolving notes	$92,968	$50,058	$89,826	$60,755	$71,430
Accounts payable and accrued liabilities	286,964	278,221	282,925	329,508	323,977
Deferred income taxes	86,229	99,965	96,498	95,363	88,514
Deferred revenue	16,203	23,178	28,283	17,194	17,872
Notes payable	372,942	427,553	427,697	428,079	428,028
Total equity—Greenbrier	404,707	461,136	447,080	431,777	418,161
Noncontrolling interest	25,593	24,810	23,424	21,868	17,366

Total equity	430,300	485,946	470,504	453,645	435,527

	$1,285,606	$1,364,921	$1,395,733	$1,384,544	$1,365,348

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2013	2012	2013	2012
Revenue
Manufacturing	$284,591	$364,930	$864,006	$947,792
Wheels, Repair & Parts	131,167	125,145	355,219	362,788
Leasing & Services	17,905	17,722	52,978	53,601

	433,663	507,797	1,272,203	1,364,181
Cost of revenue
Manufacturing	253,360	325,424	774,502	852,464
Wheels, Repair & Parts	120,476	111,610	325,086	324,055
Leasing & Services	9,808	8,825	26,542	27,783

	383,644	445,859	1,126,130	1,204,302
Margin	50,019	61,938	146,073	159,879
Selling and administrative expense	25,322	28,784	76,364	76,998
Net gain on disposition of equipment	(5,131)	(2,585)	(9,615)	(8,897)
Goodwill impairment	76,900	—	76,900	—

Earnings (loss) from operations	(47,072)	35,739	2,424	91,778
Other costs
Interest and foreign exchange	5,905	6,560	18,127	18,574

Earnings (loss) before income taxes and earnings (loss) from unconsolidated affiliates	(52,977)	29,179	(15,703)	73,204
Income tax expense	(2,729)	(8,655)	(12,905)	(21,798)

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(55,706)	20,524	(28,608)	51,406
Earnings (loss) from unconsolidated affiliates	82	201	(63)	(99)

Net earnings (loss)	(55,624)	20,725	(28,671)	51,307
Net earnings attributable to noncontrolling interest	(406)	(1,608)	(3,093)	(4)

Net earnings (loss) attributable to Greenbrier	$(56,030)	$19,117	$(31,764)	$51,303

Basic earnings (loss) per common share	$(2.10)	$0.71	$(1.20)	$1.94
Diluted earnings (loss) per common share	$(2.10)	$0.61	$(1.20)	$1.65
Weighted average common shares:
Basic	26,619	26,981	26,510	26,378
Diluted	26,619	33,862	26,510	33,640

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31,
	2013	2012
Cash flows from operating activities
Net earnings (loss)	$(28,671)	$51,307
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Deferred income taxes	(9,391)	4,801
Depreciation and amortization	31,523	30,603
Net gain on disposition of equipment	(9,615)	(8,897)
Accretion of debt discount	2,455	2,416
Stock based compensation expense	4,843	6,724
Goodwill impairment	76,900	—
Other	(1,895)	3,586
Decrease (increase) in assets:
Accounts receivable	(15,499)	10,429
Inventories	(9,114)	(26,748)
Leased railcars for syndication	22,067	(43,561)
Other	338	(1,419)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(43,605)	12,401
Deferred revenue	(1,099)	11,991

Net cash provided by operating activities	19,237	53,633

Cash flows from investing activities
Proceeds from sales of assets	39,611	33,253
Capital expenditures	(49,677)	(72,117)
Increase in restricted cash	(2,629)	(3,976)
Investment in and net advances to unconsolidated affiliates	(1,016)	(544)
Other	(3,582)	35

Net cash used in investing activities	(17,293)	(43,349)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	26,973	(49,114)
Proceeds from revolving notes with maturities longer than 90 days	31,847	56,644
Repayments of revolving notes with maturities longer than 90 days	(26,877)	(23,573)
Proceeds from issuance of notes payable	—	2,500
Repayments of notes payable	(57,592)	(6,028)
Investment by joint venture partner	2,577	410
Excess tax benefit from restricted stock awards	777	2,670
Other	(8)	—

Net cash used in financing activities	(22,303)	(16,491)

Effect of exchange rate changes	(1,606)	900
Decrease in cash and cash equivalents	(21,965)	(5,307)
Cash and cash equivalents
Beginning of period	53,571	50,222

End of period	$31,606	$44,915

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Total
2013
Revenue
Manufacturing	$285,368	$294,047	$284,591	$864,006
Wheels, Repair & Parts	112,100	111,952	131,167	355,219
Leasing & Services	17,906	17,167	17,905	52,978

	415,374	423,166	433,663	1,272,203
Cost of revenue
Manufacturing	258,492	262,650	253,360	774,502
Wheels, Repair & Parts	101,476	103,134	120,476	325,086
Leasing & Services	7,627	9,107	9,808	26,542

	367,595	374,891	383,644	1,126,130
Margin	47,779	48,275	50,019	146,073
Selling and administrative expense	26,100	24,942	25,322	76,364
Net gain on disposition of equipment	(1,408)	(3,076)	(5,131)	(9,615)
Goodwill impairment	—	—	76,900	76,900

Earnings (loss) from operations	23,087	26,409	(47,072)	2,424
Other costs
Interest and foreign exchange	5,900	6,322	5,905	18,127

Earnings (loss) before income tax and loss from unconsolidated affiliates	17,187	20,087	(52,977)	(15,703)
Income tax expense	(4,586)	(5,590)	(2,729)	(12,905)
Earnings (loss) from unconsolidated affiliates	(40)	(105)	82	(63)

Net earnings (loss)	12,561	14,392	(55,624)	(28,671)
Net earnings attributable to noncontrolling interest	(2,134)	(553)	(406)	(3,093)

Net earnings (loss) attributable to Greenbrier	$10,427	$13,839	$(56,030)	$(31,764)

Basic earnings (loss) per common share: (1)	$0.38	$0.51	$(2.10)	$(1.20)
Diluted earnings (loss) per common share: (2)	$0.35	$0.45	$(2.10)	$(1.20)

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. For the first and second quarter, diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

Quarterly Results of Operations

(In thousands, except per share amounts, unaudited)

	First	Second	Third	Fourth	Total
2012
Revenue
Manufacturing	$262,656	$320,206	$364,930	$306,172	$1,253,964
Wheels, Repair & Parts	117,749	119,894	125,145	119,077	481,865
Leasing & Services	17,794	18,086	17,722	18,285	71,887

	398,199	458,186	507,797	443,534	1,807,716
Cost of revenue
Manufacturing	236,188	290,851	325,424	269,921	1,122,384
Wheels, Repair & Parts	105,891	106,554	111,610	109,486	433,541
Leasing & Services	9,663	9,295	8,825	9,588	37,371

	351,742	406,700	445,859	388,995	1,593,296
Margin	46,457	51,486	61,938	54,539	214,420
Selling and administrative expense	23,235	24,979	28,784	27,598	104,596
Net gain on disposition of equipment	(3,658)	(2,654)	(2,585)	(67)	(8,964)

Earnings from operations	26,880	29,161	35,739	27,008	118,788
Other costs
Interest and foreign exchange	5,383	6,630	6,560	6,236	24,809

Earnings before income tax and earnings (loss) from unconsolidated affiliates	21,497	22,531	29,179	20,772	93,979
Income tax expense	(7,797)	(5,348)	(8,655)	(10,593)	(32,393)
Earnings (loss) from unconsolidated affiliates	(372)	72	201	(317)	(416)

Net earnings	13,328	17,255	20,725	9,862	61,170
Net (earnings) loss attributable to Noncontrolling interest	1,189	415	(1,608)	(2,458)	(2,462)

Net earnings attributable to Greenbrier	$14,517	$17,670	$19,117	$7,404	$58,708

Basic earnings per common share:	$0.57	$0.66	$0.71	$0.27	$2.21
Diluted earnings per common share: (1)	$0.48	$0.57	$0.61	$0.26	$1.91

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings (loss) attributable to Greenbrier to Adjusted EBITDA

	Three Months Ended
	May 31, 2013	February 28, 2013
Net earnings (loss) attributable to Greenbrier	$(56,030)	$13,839
Interest and foreign exchange	5,905	6,322
Income tax expense	2,729	5,590
Depreciation and amortization	10,125	10,475
Goodwill impairment (pre-tax)	76,900	—

Adjusted EBITDA (1)	$39,629	$36,226

(1)	Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings (loss) attributable to Greenbrier before interest and foreign exchange, income tax expense, goodwill impairment (pre-tax), depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended May 31, 2013
Backlog Activity (units)
Beginning backlog	11,700
Orders received	5,500
Production held as Leased railcars for syndication	(700)
Production sold directly to third parties	(2,300)

Ending backlog	14,200

Delivery Information (units)
Production sold directly to third parties	2,300
Sales of Leased railcars for syndication	200

Total deliveries	2,500

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share and Adjusted diluted earnings per common share are reconciled as follows:

	Three Months Ended
	May 31, 2013	February 28, 2013
Weighted average basic common shares outstanding (1)	26,619	27,210
Dilutive effect of warrants (2)	—	789
Dilutive effect of convertible notes (2)(4)	—	6,045

Weighted average diluted common shares outstanding	26,619	34,004

Dilutive effect of warrants	847
Dilutive effect of restricted stock and restricted stock units (3)	627
Dilutive effect of convertible notes (4)	6,045

Adjusted weighted average diluted common shares outstanding (5)	34,138

(1)	Restricted stock grants are treated as outstanding when issued and are included in Weighted average basic common shares outstanding when the Company is in a net earnings position. Shares outstanding exclude shares of unvested restricted stock for the three ended May 31, 2013 due to a net loss.
(2)	The dilutive effect of common stock equivalents is excluded from the Weighted average diluted common shares outstanding for the three months ended May 31, 2013 due to a net loss.
(3)	Restricted stock units were granted during the three months ended May 31, 2013. The dilutive effect of restricted stock units is included in the Weighted average diluted common shares outstanding and the Adjusted weighted average diluted common shares outstanding when the Company is in a net earnings position.
(4)	The dilutive effect of the 2018 Convertible notes are included in the Adjusted weighted average diluted common shares outstanding for the three months ended May 31, 2013 and the Weighted average diluted common shares outstanding for the three months ended February 28, 2013 as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.
(5)	Adjusted weighted average diluted common shares outstanding is not a financial measure under GAAP. We define Adjusted weighted average diluted common shares outstanding as Weighted average diluted common shares outstanding plus the dilutive effect of common stock equivalents related to warrants, restricted stock, restricted stock units and convertible notes to the extent that they are considered dilutive in the Adjusted dilutive earnings per common share calculation. Adjusted weighted average diluted common shares outstanding is a performance measurement tool used by Greenbrier. You should not consider Adjusted weighted average diluted common shares outstanding in isolation or as a substitute for other financial statement data determined in accordance with GAAP.

Diluted earnings per share excluding goodwill effect for the three months ended May 31, 2013 and dilutive earnings per share for the three months ended February 28, 2013 was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of Net earnings (loss) attributable to Greenbrier to Net earnings excluding goodwill effect

Three Months Ended May 31, 2013
Net earnings (loss) attributable to Greenbrier	$(56,030)
Goodwill impairment (after-tax)	71,778

Net earnings excluding goodwill effect (1)	$15,748

(1)	Net earnings excluding goodwill effect is not a financial measure under GAAP. We define Net earnings excluding goodwill effect as Net earnings (loss) attributable to Greenbrier before goodwill impairment (after-tax). Net earnings excluding goodwill effect is a performance measurement tool used by Greenbrier. You should not consider Net earnings excluding goodwill effect in isolation or as a substitute for other financial statement data determined in accordance with GAAP.

	Three Months Ended
	May 31, 2013		February 28, 2013
Net earnings excluding goodwill effect	$15,748		$13,839
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416		1,416

Earnings before interest and debt issuance costs on convertible notes	$17,164		$15,255

Adjusted weighted average diluted common shares outstanding	34,138		34,044
Diluted earnings per share excluding goodwill effect (2)	$0.50	(3)	$0.45	(4)

(2)	Diluted earnings per common share excluding goodwill effect is not a financial measure under GAAP. We define Diluted earnings per common share excluding goodwill effect as Net earnings excluding goodwill effect before interest and debt issuance costs (net of tax) on convertible notes divided by Adjusted weighted average diluted common shares outstanding. Diluted earnings per common share excluding goodwill effect is a performance measurement tool used by Greenbrier. You should not consider Diluted earnings per common share excluding goodwill effect in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Diluted earnings per common share excluding goodwill effect is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Diluted earnings per common share excluding goodwill effect measure presented may differ from and may not be comparable to similarly titled measures used by other companies.
(3)	Adjusted diluted earnings per share was calculated as follows:

Net earnings excluding goodwill effect before interest and debt issuance costs (net of tax) on convertible notes

Adjusted weighted average diluted common shares outstanding

(4)	Diluted earnings per share was calculated as follows:

Net earnings excluding goodwill effect before interest and debt issuance costs (net of tax) on convertible notes

Weighted average diluted common shares outstanding

-More-

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of basic earnings per share to economic earnings per share excluding goodwill effect

The shares used in the computation of the Company’s basic and economic earnings per common share excluding goodwill effect are reconciled as follows:

	Three Months Ended
	May 31, 2013	February 28, 2013
Weighted average basic common shares outstanding	26,619	27,210
Dilutive effect of warrants	847	789
Dilutive effect of restricted stock and restricted stock units	627	—

Weighted average economic diluted common shares outstanding	28,093	27,999

Net earnings excluding goodwill effect	$15,748	$13,839
Economic earnings per share excluding goodwill effect (1)	$0.56	$0.49

(1)	Economic earnings per share excluding goodwill effect is not a financial measure under GAAP. Economic earnings per share excluding goodwill effect is used to measure the current economic impact of our Convertible Bonds due in 2018 that have a conversion strike price of $38.05/share, which exceeds our current stock price. We define Economic earnings per share excluding goodwill effect as Net earnings excluding goodwill effect divided by the sum of Weighted average basic common shares outstanding, including the dilutive effect of restricted stock, restricted stock units and warrants. This calculation excludes the dilutive effect of the shares underlying the 2018 bonds under the “if converted” method, which is included in the calculation of Diluted earnings per share. You should not consider Economic earnings per share excluding goodwill effect in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Economic earnings per share excluding goodwill effect is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Economic earnings per share excluding goodwill effect measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

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